EXHIBIT 99.1
HAIGHTS CROSS COMMUNICATIONS
PRESS RELEASE

Investor Contact:
Paul J. Crecca
(914) 289-9420
pjcrecca@haightscross.com

Editorial Contact:
Michael Stugrin
(562) 498-6353	FOR IMMEDIATE RELEASE
mstugrin@verizon.net
HAIGHTS CROSS COMMUNICATIONS REPORTS
FOURTH QUARTER AND YEAR-END 2007 RESULTS
White Plains, NY, April 1, 2008 — Haights Cross Communications, Inc. (HCC) today reported results for the fourth quarter and the year ended December 31, 2007. As announced on January 28, 2008, HCC had completed a comprehensive review of its strategic alternatives and finalized plans to offer for sale all of its business assets, including its Triumph Learning, Recorded Books and Oakstone Publishing operating businesses. HCC’s Sundance/Newbridge business was offered for sale in November 2007, and in March 2008 an orderly wind-down of the business was initiated. As a result of these sale processes which are ongoing, HCC does not plan to hold its regular quarterly conference call to discuss operations and financial performance for this reporting period. HCC filed its Annual Report on Form 10-k on March 31, 2008.
Fourth Quarter and Year End 2007 Results
Revenue for the fourth quarter 2007 was $57.5 million, an increase of 5.1% over revenue of $54.7 million for the fourth quarter 2006, primarily reflecting growth in our Test-prep and Intervention, K-12 Supplemental Education and Medical Education segments, partially offset by a decline in our Library segment.
Revenue for the year ended December 31, 2007 grew $9.9 million, or 4.5%, to $231.9 million from $222.0 million for the year ended December 31, 2006, reflecting growth in our Test-prep and Intervention, Library, and Medical Education segments, partially offset by a revenue decline in our K-12 Supplemental Education segment.
Revenue for the Library segment, representing our Recorded Books business, was $20.2 million for the fourth quarter 2007, compared to $20.4 million for the fourth quarter

2006. This quarter over quarter decline was primarily the result of a slight sales decline in the library channel, partially offset by growth in the school and consumer channels. For the year ended December 31, 2007, revenue for the segment improved $3.2 million, or 3.9%, to $84.5 million. This year over year revenue growth reflects 7.0% growth in the core library channel, representing approximately two-thirds of the segment revenue for the period, and 9.0% growth in the school channel. These gains were partially offset by declines in the retail channel, Pimsleur language series royalties, and travel center rentals.
Revenue for the Test-prep and Intervention segment, representing our Triumph Learning business, grew $2.6 million, or 13.6%, to $21.8 million for the fourth quarter 2007, reflecting growth in both our Coach (Triumph Learning’s flagship brand) and Buckle Down/Options lines. As previously announced, in the fourth quarter 2007 we initiated the consolidation of our Options Publishing business into our Buckle Down test-prep business based in Iowa City, now operating under the Triumph Learning group. For the year ended December 31, 2007, revenue for the segment grew $12.2 million, or 16.5%, to $86.1 million. Our Coach and Buckle Down test-prep product lines accounted for essentially all of the segment’s growth with a 22.8% revenue gain, reflecting the continued strong demand for our NCLB-positioned test-prep products.
Revenue for the Medical Education segment, representing our Oakstone Publishing business, was $10.5 million in the fourth quarter 2007 compared with $10.4 million for the fourth quarter 2006. For the year ended December 31, 2007, revenue for the segment improved $1.6 million, or 4.9%, resulting from revenue growth for our Oakstone Wellness line, which includes newsletters, calendars, and other ancillary wellness products, partially offset by a slight revenue decline for our Oakstone Medical line.
Revenue for the K-12 Supplemental Education segment, reflecting our Sundance/Newbridge business, improved $0.3 million, or 6.2%, for the fourth quarter 2007. For the year ended December 31, 2007, revenue for the segment declined $7.0 million, or 20.4%. As mentioned, our Sundance/Newbridge business was offered for sale in November 2007, and in March 2008 our Board of Directors authorized an orderly wind-down of the Sundance/Newbridge business.
Our operating loss for the fourth quarter 2007 decreased $0.8 million to $3.9 million from $4.7 million for the fourth quarter 2006. For the year ended December 31, 2007, income from operations increased $21.6 million, primarily due to the $37.7 million asset impairment charges recorded in 2006 for Sundance/Newbridge and Options Publishing, partially offset by asset impairment charges of $10.7 million recorded in 2007 primarily related to Sundance/Newbridge.
EBITDA, which we define as earnings before interest, taxes, depreciation, amortization, discontinued operations, asset impairment charges and gain on troubled debt restructuring, declined $0.5 million for the fourth quarter 2007, reflecting the negative impact of the $2.6 million restructuring charges associated with the Sundance/Newbridge wind-down plan and the Options Publishing consolidation into Buckle Down, offset by the profit impact of the period over period revenue growth. For the year ended December 31, 2007, EBITDA decreased $3.8 million reflecting the 2007 restructuring costs for Sundance/Newbridge and Options Publishing, the executive severance and restricted stock compensation expenses and the poor performance of our Sundance/Newbridge business, offset by strong performances for the year in our Test-prep and Intervention, Library, and Medical Education segments.
Adjusted EBITDA, which we define as EBITDA excluding non-recurring expenses and restructuring and restructuring related charges, increased $2.7 million, or 22.1%, to $14.8 million for the fourth quarter 2007, reflecting growth in the Test-prep and Intervention and Library segments. For the year ended December 31, 2007, Adjusted EBITDA increased $5.3 million, or 9.7%, to $59.9 million, reflecting growth in the Test-prep and Intervention, Library and Medical Education segments partially offset by a decline in the K-12 Supplemental Education segment.
Capital expenditures — pre-publication costs relate to costs incurred in the development of new products. For the year ended December 31, 2007, we invested $21.8 million in pre-publication costs, compared to $22.9 million during the same period in 2006.
Capital expenditures — property and equipment relates to the purchase of tangible fixed assets such as computers, software, and leasehold improvements. For the year ended December 31, 2007, we invested $3.0 million in property and equipment, compared to $2.8 million during the same period in 2006.

Results of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Library	$20,228	$20,390	$84,529	$81,328
Test-prep and Intervention	21,758	19,147	86,074	73,909
K-12 Supplemental Education	4,984	4,695	27,293	34,296
Medical Education	10,494	10,443	34,050	32,471

Total Revenue	$57,464	$54,675	$231,946	$222,004
Operating Expenses	61,412	59,374	217,453	229,068

Income (Loss) From Operations	(3,948)	(4,699)	14,493	(7,064)
Net Income(Loss)	$(16,414)	$(22,337)	$63,550	$(72,855)

Other Financial Data:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
EBITDA by Segment:
Library	$6,195	$6,098	$26,421	$25,350
Test-prep and Intervention	6,467	6,826	29,637	25,726
K-12 Supplemental Education	(1,650)	(2,287)	(543)	2,312
Medical Education	2,784	2,974	7,472	6,813
Corporate	(2,544)	(1,897)	(12,957)	(6,335)

EBITDA	$11,252	$11,714	$50,030	$53,866
Adjusted EBITDA	$14,750	$12,080	$59,919	$54,639
“EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, discontinued operations and asset impairment charges and gain on troubled debt restructuring. Adjusted EBITDA is defined as EBITDA adjusted for restructuring and related charges and other non-recurring charges (see table). We present EBITDA and Adjusted EBITDA because we believe that EBITDA and Adjusted EBITDA provide useful information regarding our operating results. We rely on EBITDA and Adjusted EBITDA to review and assess the operational performance of our company and our management team in connection with executive compensation and bonus plans. We also use EBITDA and Adjusted EBITDA to compare our current operating results with corresponding historical periods and with the operating performance of other publishing companies and for evaluating acquisition targets. We believe it is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe it can assist investors in comparing our performance to that of other publishing companies on a consistent basis without regard to interest, taxes, depreciation, amortization and discontinued operations that do not directly affect our operations.
EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for net income (loss), cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States. Some of the limitations are:
•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures for either pre-publication costs or property and equipment;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, thereby limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered measures of discretionary cash available to us to invest in the growth of our business or measures of performance in compliance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplementary basis.
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006
Net Income(Loss )	$(16,414)	$(22,337)	$63,550	$(72,855)
Gain on troubled debt restructuring	106	—	(115,489)	—
Interest Expense and Other Including Income Taxes	12,360	17,638	66,432	65,791

Income(Loss) From Operations	(3,948)	(4,699)	14,493	(7,064)
Asset impairment charges	8,453	10,419	10,723	37,698
Amortization of Pre-publication Costs	5,239	4,616	19,032	17,733
Depreciation and Amortization	1,508	1,378	5,782	5,499

EBITDA	$11,252	$11,714	$50,030	$53,866
Restructuring and Restructuring Related Charges and other non-recurring	3,498	366	9,889	773

Adjusted EBITDA (*)	$14,750	$12,080	$59,919	$54,639

(*) Adjusted EBITDA for the three months ended December 31, 2007 includes adjustments for the following non-recurring items: Sundance/Newbridge restructuring $1,460k, Option Publishing’s merger with Buckle Down $1,367k, Executive severance $593k and other restructuring and restructuring related charges $78k. Adjusted EBITDA for the year ended December 31, 2007 includes adjustments for the following non-recurring items: Executive severance and non-compete payments $4,234k, Sundance/Newbridge restructuring $1,518k, restricted stock grants $1,407k, Options merger with Buckle Down $1,367k, Preferred B litigation and the related Form 10K filing delay costs $1,287k and other restructuring and restructuring related charges $76k.
Capital Expenditures
Pre-Publication Costs

	Three Months Ended		Year Ended
	December 31,		December 31,
Dollars in 000’s	2007	2006	2007	2006
Library	$1,571	$1,533	$6,045	$5,399
Test-prep and Intervention	1,892	2,371	11,940	11,709
K-12 Supplemental Education	598	1,068	2,612	4,649
Medical Education	301	358	1,181	1,095

Total Pre-Publication	$4,362	$5,330	$21,778	$22,852
Total Capital Expenditures

	Three Months Ended		Year Ended
	December 31,		December 31,
Dollars in 000’s	2007	2006	2007	2006
Library	$1,782	$1,469	$6,776	$6,458
Test-prep and Intervention	2,084	2,486	12,674	12,147
K-12 Supplemental Education	821	1,189	3,272	5,101
Medical Education	613	828	1,952	1,896
Corporate	13	—	80	9

Total Expenditures	$5,313	$5,972	$24,754	$25,611

Balance Sheet Data

As of
December 31, 2007
Cash and Cash Equivalents	$61,784
Working Capital (2)	$(61,518)
Long Term Debt including current portion:
Senior secured term loan—all current	$124,850
11 3/4% senior notes (1)	171,670
12 1/2% senior discount notes	118,362

$414,882
Stockholders’ deficit	$(146,829)

(1)	Face value at December 31, 2007 is $170,000

(2)	As of December 31, 2007 we had an available cash balance of $61.8 million and negative working capital of $61.5 million compared to positive working capital of $72.8 million for the year ended December 31, 2006. This change is primarily due to the Term Loans of $124.9 million coming due on August 15, 2008.

About Haights Cross Communications:
Founded in 1997 and based in White Plains, NY, Haights Cross Communications is a premier educational and library publisher dedicated to creating the finest books, audio products, periodicals, software and online services, serving the following markets: K-12 supplemental education, public library and school publishing, audio books, and medical continuing education publishing. Haights Cross companies include: Sundance/Newbridge Educational Publishing (Northborough, MA), Triumph Learning (New York, NY), Buckle Down Publishing (Iowa City, IA), Options Publishing (Iowa City, IA), Recorded Books (Prince Frederick, MD), and Oakstone Publishing (Birmingham, AL). For more information, visit www.haightscross.com.

Safe Harbor Statement: This press release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “potential” and similar expressions intended to identify forward-looking statements. Such statements include, without limitation any statements regarding the anticipated sales process or the anticipated results of that process. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in external market factors, changes in our business or growth strategy, or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors; our sales strategy entails significant risks including but not limited to the diversion of management’s attention from our business and risk of loss of affected employees and/or customers resulting from the announcement of our plans, and sales may not be completed on a timely basis or on satisfactory terms, if at all; and other factors identified by us in documents filed by us with the Securities and Exchange Commission including those set forth in our Form 10-K for the year ended December 31, 2007, under the caption “Risk Factors”. In light of these risks and uncertainties, there can be no assurance that the events and circumstances described in forward-looking statements contained in this press release will in fact occur. There can also be no assurance that any of the operating units will be sold on a timely basis or on favorable terms, if at all. You should read this press release completely and with the understanding that our actual results may be materially different from what we expect. We do not assume any obligation, and do not intend to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.